UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2024

DUTCH BROS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40798	87-1041305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 SW 4th Street
Grants Pass, Oregon		97526
(Address of principal executive offices)		(Zip Code)
(541) 955-4700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, par value $0.00001 per share	BROS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On February 27, 2024, in connection with a registered underwritten public offering, Dutch Bros Inc. (the “Company”) and Dutch Mafia, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with certain affiliates of TSG Consumer Partners, L.P. (the “Selling Stockholders”) and Morgan Stanley, as the sole underwriter (the “Underwriter”), pursuant to which the Selling Stockholders agreed to sell to the Underwriter an aggregate of 8,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.00001 per share, at an offering price to the public of $29.05 per share (the “Offering”). The Company did not offer any Shares in the Offering and will not receive any proceeds from the sale of the Shares.
The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-274368) filed with the Securities and Exchange Commission (the “Commission”) on September 6, 2023, and which was deemed effective upon filing with the Commission, a free writing prospectus, dated February 27, 2024, and a prospectus supplement, dated February 27, 2024, to the prospectus dated September 6, 2023.
The Underwriting Agreement contains the terms and conditions for the sale by the Underwriter of the Shares, customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Company’s directors and executive officers and the Selling Stockholders and certain of their affiliates have agreed, subject to certain exceptions, not to sell or transfer any shares of the Company’s Class A common stock for 45 days after February 27, 2024, without first obtaining the written consent of the Underwriter. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.
A copy of the opinion of Cooley LLP, counsel to the Company, relating to the legality of the issuance and sale of the Shares offered in the Offering is attached as Exhibit 5.1 hereto.
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, among the Company, DG Coinvestor Blocker Aggregator L.P., Dutch Holdings LLC, TSG7 A AIV VI Holdings, TSG7 A AIV VI L.P. and Morgan Stanley & Co. LLC, dated February 27, 2024.
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page with Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUTCH BROS INC.
(Registrant)

Date:	February 29, 2024	By:	/s/ Charles L. Jemley
Charles L. Jemley
Chief Financial Officer